SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2007

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2007, the Board of Directors (the “Board”) of ArQule, Inc. (the “Registrant”) amended Article IV Section 1 (regarding Certificates of Stock), Section 2 (regarding Transfers of Shares of Stock) and Section 3 (regarding Lost Certificates) of the Registrant’s Amended and Restated Bylaws (“Bylaws”) in order to enable the Registrant to comply with Nasdaq Stock Market Marketplace Rule 4350(l) (the “Direct Registration Rule”). The Direct Registration Rule requires Nasdaq-listed securities (such as the Registrant’s common stock) to be eligible on and after January 1, 2008 for a direct registration program operated by a clearing agency registered under Section 17A of the Securities and Exchange Act of 1934, as amended. A direct registration program is a system for book-entry ownership of stock or other securities, in which shares are owned, recorded and transferred electronically without issuance of a physical share certificate. Because the Registrant’s Bylaws previously required that each stockholder was entitled to a physical share certificate, the Registrant’s Board determined that, in order for the Registrant to be able to comply with the Direct Registration Rule, it was necessary and appropriate to amended the Registrant’s Bylaws to provide stockholders the ability to have uncertified shares.

The amendments permit the Board, by vote, to provide that some or all of any or all classes or series of stock may be represented by uncertificated shares. The Bylaws continue to permit shareholders to obtain a physical stock certificate upon request. On November 13, 2007, the Board also voted to authorize the issuance of shares of common stock without certificates.

The description of the amended provisions of the Bylaws set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the ByLaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

3.1     Amended and Restated Bylaws of ArQule, Inc. Filed  herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President and Chief Operating Officer

November 19, 2007